Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China Online Education Group of our report dated April 24, 2018 relating to the consolidated financial statements, which appears in China Online Education Group’s Annual Report on Form 20-F for the year ended December 31, 2017 (No. 001-37790).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

December 28, 2018